Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) is dated as of the date set forth on the signature page hereto, by and between iPic Gold Class Holdings LLC, a Delaware limited liability company (“Issuer”) and Regal/Atom Holdings, LLC, a Delaware limited liability company (the “Subscriber”).

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Subscriber desires to purchase for $2,499,999.20 in cash (the “Purchase Price”) 135,722 of Issuer’s LLC Membership Units (as defined below) (the “Issuer Units”); and

WHEREAS, Issuer and the Subscriber desire to establish certain rights and obligations in connection therewith.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I TRANSACTION; CLOSING; DELIVERIES

1.1. Transaction. Upon the terms and subject to the conditions set forth herein, on and as of the date hereof, Issuer shall issue the Issuer Units to the Subscriber, and the Subscriber shall deliver the Purchase Price to Issuer in exchange therefor. Issuer, on behalf of itself and its wholly-owned subsidiary, iPic-Gold Class Entertainment, LLC (“iPic Gold Class”), hereby agrees and acknowledges that the subscription for the Issuer Units by the Subscriber hereunder satisfies in full the Subscriber’s obligation to purchase additional equity interests of iPic Gold Class, as set forth in Section 1.4 of that certain Subscription Agreement, by and between iPic Gold Class and the Subscriber, dated as of April 21, 2017 (the “Original Subscription Agreement”), upon the consummation of a Qualified Additional Equity Transaction (as defined in the Original Subscription Agreement).

1.2. Closing; Deliveries.

(a)  The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on and as of the date hereof (the date of the Closing, the “Closing Date”) or as otherwise determined by Issuer.

(b)  At the Closing, the Subscriber shall deliver to Issuer, by wire transfer of immediately available funds to the account specified by Issuer, the Purchase Price. Delivery of the Purchase Price shall be made against a book entry in Issuer’s books and records reflecting the Subscriber as the registered owner of the Issuer Units.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer hereby represents and warrants to the Subscriber, as of the date hereof, as follows:

2.1. Organization and Good Standing. Issuer (a) is duly organized, validly existing and in good standing under the Laws (as defined below) of its jurisdiction of organization and (b) has all requisite power and authority to own its assets and to carry on its business as now conducted.

2.2. Authority; Execution; Enforceability. Issuer has all requisite power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder, and (c) consummate the transaction contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby, by Issuer have been duly authorized by all requisite action on the part of Issuer and no other action on the part of Issuer is necessary for the execution, delivery and performance of this Agreement by Issuer or the consummation of the transaction contemplated hereby. Assuming the due authorization, execution and delivery of this Agreement by all other parties hereto, this Agreement constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium and similar federal, state, local, international statute, law (including international conventions, protocols and treaties), ordinance, rule, regulation, or legally binding guidance document of any Governmental Entity (as defined below) (together, “Laws”) affecting creditors’ rights and remedies generally and (y) general principles of equity. Issuer has all requisite power and authority to issue the Issuer Units in accordance with this Agreement.

2.3. Capitalization. At the Closing, Issuer will have an adequate number of authorized Membership Units (as defined in the Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2018 (the “LLC Agreement”) to effect the issuance of the Issuer Units in accordance with this Agreement. The Issuer Units will have been duly issued and fully paid and will be non-assessable when issued and delivered against payment therefor as provided in this Agreement, free and clear of all liens, security interests, claims, restrictions and encumbrances of any kind (collectively, “Liens”), other than under applicable securities Laws. The authorized, issued and outstanding Membership Units of Issuer, after giving effect to issuance of Issuer Units to the Subscriber hereunder, are as set forth in Schedule 2 to the LLC Agreement. Other than as set forth on Schedule 2 to the LLC Agreement, there are no other Membership Units outstanding, and there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Issuer to issue, transfer, sell, purchase, redeem or otherwise acquire, any Membership Units, except as required under this Agreement and the LLC Agreement.

2.4. Financial Statements. The financial statements included in the Offering Circular included in the iPic Entertainment Inc.’s (“iPic”) Offering Statement on Form 1-A (File No. 024-10773) initially filed with the Securities and Exchange Commission on December 13, 2017, as amended from time to time, together with the related schedules and notes (the “Financial Statements”), fairly present, in all material respects, the financial position of iPic and iPic-Gold Class, as of the date thereof, and the results of operations and cash flows of iPic and iPic-Gold Class for the periods set forth therein. The Financial Statements (including all related notes) have been prepared, in all material respects, in accordance with GAAP, except as otherwise noted therein.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to Issuer, as of the date hereof, as follows:

3.1. Authority; Execution; Enforceability. The Subscriber has all requisite capacity, power and authority to (a) execute and deliver this Agreement, (b) perform its obligations hereunder, and (c) consummate the transaction contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby by the Subscriber has been duly authorized by all requisite action on the part of the Subscriber, and no other action on the part of the Subscriber is necessary for the execution, delivery and performance of this Agreement by the Subscriber or the consummation of the transaction contemplated hereby. Assuming the due authorization, execution and delivery of this Agreement by all other parties hereto, this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to (x) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally and (y) general principles of equity.

3.2. Restricted Securities. The Subscriber is acquiring the Issuer Units for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in any manner that would be in violation of the Securities Act. The Subscriber has not, directly or indirectly, offered any Issuer Units to anyone or solicited any offer to buy any Issuer Units from anyone, so as to bring the offer and sale of any Issuer Units within the registration requirements of the Securities Act. The Subscriber understands that (a) the Issuer Units will not be registered under the Securities Act or any state securities Laws by reason of their issuance by Issuer in a transaction exempt from the registration requirements thereof and (b) the Issuer Units may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities Laws or such sale or other disposition is exempt from registration thereunder.

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3.3. Accredited Investor. The Subscriber is an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and has completed and returned to Issuer the accredited investor questionnaire attached hereto as Annex A and acknowledges that the information contained therein is complete and accurate and is hereby affirmed as of the date hereof. The Subscriber has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Issuer Units and is capable of bearing the economic risks of such investment for an indefinite period of time. The Subscriber has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Issuer Units and has had full access to such other information concerning Issuer and its subsidiaries as the Subscriber has requested. The Subscriber is relying on the Subscriber’s own business judgment and knowledge concerning the business, financial condition and prospects of Issuer, and the advice of the Subscriber’s own counsel, tax advisors and other advisors, in making the decision to acquire the Issuer Units. The Subscriber and the Subscriber’s advisors, if any, have been afforded the opportunity to examine all documents, materials and information concerning Issuer as the Subscriber deems to be necessary or advisable in order to reach an informed decision as to an investment in Issuer. The Subscriber has carefully reviewed and understands these materials, including the terms and provisions of this Agreement and all related documents and has evaluated the restrictions and obligations contained herein and therein. The Subscriber has made such independent investigation of Issuer and its subsidiaries and related matters as the Subscriber deems to be necessary or advisable in connection with the acquisition of the Issuer Units contemplated by this Agreement.

3.4.  Consents and Approvals. No notices, reports, registrations or other filings are required to be made by the Subscriber with, nor are any consents, approvals or authorizations required to be obtained by the Subscriber from, any domestic or foreign court, arbitral tribunal, administrative agency or commission or other federal, state, county, local, municipal or international governmental or regulatory or self-regulatory organization, regulatory agency or authority or any securities exchange (each, a “Governmental Entity”) or any other person under any contract, agreement or other obligation to which the Subscriber is party or by which its assets are bound, in connection with the valid execution, delivery or performance of this Agreement by the Subscriber or the consummation by the Subscriber of the transaction contemplated by this Agreement, except for such notices, reports, registrations and other filings the failure of which to make or obtain, individually or in the aggregate, are not material to the Subscriber’s ability to perform its obligations hereunder and would not prohibit or restrict or delay, in any material respect, the performance by the Subscriber of its obligations hereunder.

3.5. No Conflicts. The execution, delivery and performance of this Agreement by the Subscriber do not, and the consummation of the transaction contemplated hereby by the Subscriber will not, violate, conflict with or result in a breach of or constitute a default (with or without notice or lapse of time, or both) under any agreement, instrument, permit, franchise, license, judgment or order applicable to the Subscriber, other than such conflicts, breaches or defaults that, individually or in the aggregate, are not material to the Subscriber’s ability to perform its obligations hereunder and would not prohibit or restrict or delay, in any material respect, the performance by the Subscriber of its obligations hereunder.

3.6. Compliance with Law. The Subscriber does not know or have any reason to suspect, after reasonable inquiry, that (a) the monies used or to be used to make the Subscriber’s investment in Issuer are, were or will be derived from or related to any illegal activities, including but not limited to, any activities that may contravene U.S. federal or state or non-U.S. Laws and regulations, including anti-money laundering Laws, or (b) the proceeds from the Subscriber’s investment in Issuer will be used to finance any activities that may contravene U.S. federal or state or non-U.S. Laws and regulations, including anti-money laundering Laws. The Subscriber will promptly provide such materials as may be requested from time to time by Issuer in its reasonable discretion in order for Issuer to comply with legal, administrative and regulatory requirements that require Issuer to verify the identity of the Subscriber and underlying investors and the source of funds paid to Issuer by the Subscriber or shall otherwise cooperate with Issuer and satisfy such requirements. The Subscriber further understands that Issuer may release confidential information about the Subscriber and, if applicable, any underlying investors, to proper authorities if Issuer, in its sole discretion, determines that it is necessary or appropriate in light of applicable Law or regulations concerning money laundering and/or similar activities.

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3.7. Brokers and Finders. No agent, broker, investment banker, intermediary, finder, or firm acting on behalf of the Subscriber is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from the Subscriber in connection with this Agreement or upon consummation of the transaction contemplated hereby.

ARTICLE IV SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1. Survival. The representations and warranties of Issuer and the Subscriber contained in this Agreement shall terminate as of the Closing.

ARTICLE V COVENANT

5.1. Transfer Restrictions. The Subscriber agrees that it will not sell, convey, transfer or offer for sale any of the Issuer Units it acquires except as provided in the LLC Agreement and upon compliance with the Securities Act and any applicable state securities or “blue sky” Laws or pursuant to any exemption therefrom.

ARTICLE VI MISCELLANEOUS

6.1. Entire Agreement; Amendments. This Agreement, the Annex and other documents referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, restated, modified or supplemented except by a written instrument signed by all parties hereto. Until such an amendment is signed by all such parties, any other agreements, understandings, writing or oral promises or representations at odds with the terms of this Agreement shall be of no effect and shall not in any way be binding upon the parties hereto.

6.2. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally to the recipient, (b) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) when delivered by facsimile or electronic transmission with confirmation of delivery, or (d) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Issuer, to such entity:

iPic Gold Class Holdings LLC

433 Plaza Real, Suite 335

Boca Raton, Florida 33432

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Andrew Barkan

Facsimile: (212) 859-4000

Telephone: (212) 859-8000

Email: andrew.barkan@friedfrank.com

If to the Subscriber, to the address set forth below the Subscriber’s name on the signature pages hereto, or to such other address as such party may indicate by a notice delivered to the other parties hereto.

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Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

6.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express prior written consent of, in the case of a proposed assignment or delegation by Issuer, the Subscriber, and in the case of a proposed assignment or delegation by the Subscriber, Issuer; provided, further, that any of Issuer or the Subscriber may, without the prior written consent of the other parties, (a) assign any of its rights or delegate any of its duties under this Agreement to any of its respective affiliates or any person in any assignment, sale, exchange, transfer, pledge, hypothecation or other disposition of Membership Units, provided that no such assignment shall relieve Issuer or the Subscriber of its obligations hereunder; and (b) assign its rights, but not its obligations, under this Agreement to any of its financing sources. Following the date hereof, any party may assign any of its rights hereunder, but no such assignment shall relieve such party of its obligations hereunder.

6.4. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

6.5. Expenses. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel.

6.6. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

6.7. Execution in Counterparts. This Agreement may be executed in counterparts, including by facsimile transmission or other electronic means, each of which shall be considered an original instrument, but all of which together shall constitute one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

6.8. Further Assurances. Upon the terms and subject to the conditions herein, each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective, in the most expeditious manner practicable, the transaction contemplated by this Agreement, including (a) the satisfaction of the conditions precedent to the obligations of any of the parties hereto; (b) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the performance of the obligations hereunder; and (c) the execution and delivery of such instruments, and the taking of such other actions, as the other parties hereto may reasonably require in order to carry out the intent of this Agreement.

6.9. Construction. In the construction of this Agreement the neuter gender will include the feminine or the masculine in all cases where such meanings would be appropriate.

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6.10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware without regard to conflicts of laws or choice of law provisions or principles. By the execution and delivery of this Agreement, Issuer and the Subscriber submit to the exclusive personal jurisdiction of the U.S. federal courts or the courts of the State of Delaware in each case located in the City of Wilmington and County of New Castle, in any suit or proceeding arising out of or relating to this Agreement. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

6.11. No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective heirs, successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

6.12. Specific Performance. The Subscriber acknowledges and agrees that the breach of this Agreement by the Subscriber would cause irreparable damage to Issuer and that Issuer would not have an adequate remedy at law, and Issuer acknowledges and agrees that the breach of this Agreement by Issuer would cause irreparable damage to the Subscriber and that the Subscriber would not have an adequate remedy at law. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of January 31, 2018.

ISSUER:	IPIC GOLD CLASS HOLDINGS LLC

By: iPic Entertainment Inc., Its Sole Manager

	By:	/s/ Hamid Hashemi
	Name:	Hamid Hashemi
	Title:	President and Chief Executive Officer

[Signature Page to Regal Subscription Agreement]

SUBSCRIBER:	REGAL/ATOM HOLDINGS, LLC

	By:	/s/ Peter Brandow
Name: Peter Brandow
Title: Vice President & Secretary

Address for Notices:

101 E. Blount Avenue
Knoxville, TN 37920

[Signature Page to Regal Subscription Agreement]

Annex A

Accredited Investor Questionnaire

ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED INVESTOR QUESTIONNAIRE – ENTITIES

PLEASE CHECK ANY AND ALL BOXES THAT APPLY. YOU MUST CHECK AT LEAST ONE BOX.

☐	(i)	The Subscriber has total assets in excess of $5,000,000 AND is any of the following (please check the box that applies):

☐	a corporation;
☐	a partnership;
☐	a Massachusetts or similar business trust; OR
☐	an organization described in Section 501(c)(3) of the Internal Revenue Code.

☐	(ii)	The Subscriber is any of the following (please check the box that applies):

☐	a bank, or any savings and loan association or other institution acting in its individual or fiduciary capacity;
☐	a broker or dealer;
☐	an insurance company;
☐	an investment company or a business development company under the Investment Company Act;
☐	a private business development company under the Investment Advisers Act;
☐	a Small Business Investment Company licensed by the U.S. Small Business Administration; OR
☐	an employee benefit plan whose investment decision is being made by a plan fiduciary, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000 or a self-directed employee benefit plan whose investment decisions are made solely by persons that are accredited investors.

☐	(iii)	The Subscriber is a trust, with total assets in excess of $5,000,000 and whose purchase is directed by a sophisticated person. If only this statement (iii) has been selected, the Subscriber must fill out an Accredited Investor Questionnaire for trusts (which will be provided upon receipt of this completed questionnaire).

☐	(iv)	The Subscriber is an entity as to which all the equity owners (or, in the case of a trust, all the income beneficiaries) are accredited investors. If only this statement (iv) has been selected, each equity owner must fill out an Accredited Investor Questionnaire for individuals (which will be provided upon receipt of this completed questionnaire) or this Accredited Investor Questionnaire for entities, as applicable.

☐	(v)	None of the statements above apply.

Name of Entity: __________________________

State of Incorporation/Residence of Entity: _____

Date: __________________________________